SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   SOUTHEASTERN MICHIGAN GAS    ENTERPRISES, INC.
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ________________________________________________________________________
     2) Aggregate number of securities to which transaction applies:
        ________________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ________________________________________________________________________
     4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________________
     5) Total fee paid:
        ________________________________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ________________________________________________________________________
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
                                  [LOGO]
                               SOUTHEASTERN
                         MICHIGAN GAS ENTERPRISES


                                     March 7, 1997


              NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS
                       TO BE HELD ON APRIL 15, 1997



To the Common Shareholders of

     SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Southeastern Michigan Gas Enterprises, Inc. (the Company) will be held at the McMorran Auditorium, 701 McMorran Boulevard, Port Huron, Michigan (see map on back), on Tuesday, April 15, 1997 at 2:00 p.m., for the following purposes:

         I.    To approve the 1997 Long-Term Incentive Plan.

        II.    To approve the creation of Preference Stock.

       III. To approve a change in the Company's name to SEMCO Energy, Inc.

        IV.    To elect four members to the Board of Directors.

         V. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Common Shareholders of record, at the close of business on February 18, 1997, will be entitled to vote at the meeting or at any adjournment thereof.

     Whether or not you expect to attend the meeting, please sign, date and return the accompanying proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you should attend, you may vote in person, if you wish, whether or not you have sent in your proxy.

                                     By order of the Board of Directors


                                     Sherry L. Abbott, Secretary



                      405 Water Street  P.O. Box 5026
              Port Huron, Michigan 48061-5026 (810) 987-2200

                                  [LOGO]
                               SOUTHEASTERN
                      MICHIGAN GAS ENTERPRISES, INC.
                  405 Water Street, Port Huron, MI  48060



                              PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Southeastern Michigan Gas Enterprises, Inc. (the Company) for use at the Annual Meeting of Shareholders on Tuesday, April 15, 1997, at 2:00 p.m.,
and any adjournments thereof, to be held at McMorran Auditorium, 701
McMorran Boulevard, Port Huron, Michigan.     These proxy materials are being
    mailed to shareholders on or about March 7, 1997.

     A Shareholder giving the enclosed proxy (or his authorized representative) may revoke it any time before it is exercised by executing a subsequent proxy, or by oral or written notice to the Company or by voting in person at the meeting.

     The Company will bear the cost of soliciting proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to mailings, proxies may be solicited by personal interview, telephone or telegraph by certain of the Company's employees without compensation. The Company may also retain and compensate one or more outside organizations to assist in soliciting proxies.

     A copy of the Company's 1996 Annual Report is enclosed.


            STOCK OUTSTANDING, VOTING RIGHTS AND VOTES REQUIRED

     Only Common Shareholders of record at the close of business on February 18, 1997 (the record date) will be entitled to vote at the meeting.

     The Company had approximately    12,400,000     shares of Common Stock,
$1 Par Value (Common Shares), outstanding on the record date. A majority of the Common Shares entitled to vote constitutes a quorum.

     To the Company's knowledge, no person owns beneficially more than 5% of the common stock as of the record date.

     The votes required for approval of each matter to be submitted at the meeting for shareholder vote are described in the applicable sections of this Proxy Statement.

     Management's security ownership as    February 28, 1997     is:

                                                                      Amount and
                                                                      Nature of        Percent
                                    Name of                           Beneficial          of
    Title of Class             Beneficial Owner<F1>                   Ownership<F2>     Class
Common Stock, $1 Par Value   Directors, Nominees and
                             Executive Officers --
                               Frank G. Andreoni                       24,294             *
                               Daniel A. Burkhardt                      2,154             *
                               Robert F. Caldwell                      16,205    <F3>     *
                               Edward J. Curtis                         1,001    <F4><F5> *
                               John T. Ferris                          37,545             *
                               Michael O. Frazer                        6,432             *
                               William L. Johnson                       5,007    <F3><F4> *
                               Harvey I. Klein                          1,939    <F4><F5> *
                               Frederick S. Moore                       1,297    <F4><F5> *
                               George C. Noble                          7,294    <F3>     *

                               Edith A. Stotler                         2,080             *
                               Donald W. Thomason                       2,794             *
                             All directors, nominees and
                             executive officers as a group            108,540             *

Cumulative Preferred Stock
 of Subsidiary --            Directors, Nominees and
 Southeastern Michigan Gas   Executive Officers --
  Company                      Robert F. Caldwell                          73             *
                             All directors, nominees and
                             executive officers as a group                 73             *
___________________
*Less than one percent.

<F1>
This table does not include information concerning the stock ownership of Ward N. Kirby    who
resigned his     employment        as President, CEO and Director of the Company        effective
January 18, 1996.  Information concerning Mr. Kirby's stock ownership and compensation during 1996 was disclosed in the previous proxy statement.
<F2>
Each of the identified beneficial owners has sole voting and investment power as to all of the shares shown with the exception of those held by certain officers and directors jointly with their spouses or directly by their spouses, minor children, or certain other relatives, and with the exceptions described in (3) below.
<F3>
Inclusive of the individual's beneficial interest in shares held by the Company's Employee Stock Ownership
Plan (ESOT) as follows:
                                                                  Common Shares
          Name                                                     Held by ESOT

          Robert F. Caldwell.....................................     10,092
          William L. Johnson.....................................          7
          George C. Noble........................................      3,731

          All directors, nominees and executive
            officers as a group..................................     13,830

Such persons may vote their shares held by ESOT.  Such persons have no investment power as to the shares held by the ESOT except for certain limited rights of diversification required to be granted under the
Internal Revenue Code.
<F4>
Pursuant to Board resolutions, Board members are required to own a minimum of 2,000 Common Shares by
December 1999.  For new members, the deadline is 60 months from election to the Board.  For this purpose, Phantom Stock purchased under the Deferred Compensation and Phantom Stock Purchase Agreements
is counted.  Phantom Stock has no voting rights or other shareholder rights (see the "Director
Compensation" section below for further information concerning the Deferred Compensation and
Phantom Stock Purchase Agreements).
<F5>
As of February 28, 1997, directors' Phantom Stock ownership was as follows:

          Name                                                    Phantom Shares

          Frank G. Andreoni......................................       295
          Edward J. Curtis.......................................     1,885
          Harvey I. Klein........................................     5,750
          Frederick S. Moore.....................................     2,548
          Donald W. Thomason.....................................       195
[/FN]


                 APPROVAL OF 1997 LONG-TERM INCENTIVE PLAN

     The Board of Directors believes that the continued success of the
Company depends on its ability to attract, retain and motivate key employees.  Accordingly, the Compensation Committee of the Board of
Directors ("Compensation Committee") has  reviewed the Company's compensation program for key employees and recommends that shareholders approve the 1997 Long-Term Incentive Plan ("Plan"). Currently, the Company does not have a long-term incentive plan. The Plan also covers
non-employee members of the Board of Directors.     The Plan allows for awards
to be granted during each of the next ten (10) years.

                The approval of a majority of Common Shares voted is required for adoption of the Plan.

     The principal features of the Plan are described below. The full text of the Plan is annexed hereto as Exhibit A.

     Generally. The Plan provides for various types of long-term incentive awards. These awards include options to purchase Common Shares ("stock options"), restricted stock grants, stock appreciation rights, performance units and other stock-based awards.

     At this time, the Compensation Committee's intent is to award only stock options if the Plan is approved by shareholders. The first stock option awards will be awarded on May 1, 1997.

     Administration.  The Plan vests broad powers in the Compensation
Committee to administer and interpret the Plan   , subject to approval by the
Board of Directors    .  The Compensation Committee consists of three (3) or
more members of the Company's Board of Directors who are considered outside and disinterested for the purposes of the Internal Revenue Code and the Securities Exchange Act of 1934.

     The Compensation Committee's powers include authority, within certain limitations, to select the persons to be granted awards; to determine the type, size, and term of awards; to determine the time when awards will be granted and any conditions for receiving awards; to establish objectives and conditions for earning awards; to determine whether such conditions have been met and when payment of an award will be made; to determine whether payments of an award should be reduced or eliminated; and to determine whether such awards should be designed to be deductible for federal income tax purposes. The Plan does not allow the repricing and replacement of underwater stock options.

     Eligibility to Receive Awards. Key employees of the Company and its subsidiaries and non-employee members of the Board of Directors are eligible to be granted awards. All members of the Board of Directors are non-employees except for Mr. Johnson. A group now consisting of approximately 25 persons, including Mr. Johnson and other executive officers, may be granted awards under the Plan, as well as the non-employee Board members. The Compensation Committee may also make awards to non-executive employees who are in a position to contribute to the success of the Company. Because the selection of participants is discretionary, it is impossible to determine the exact number of persons who will be eligible for awards under the Plan during its term.

     Awards.  The terms of these various awards are discussed below.

          Stock Options. The Plan provides for regular grants of stock options and permits supplemental prorata grants of stock options to certain participants who are promoted or newly hired during the vesting period for a regular grant.

          Under the Plan, the purchase price per share of Common Stock covered by each stock option must be at least equal to the fair market value on the date of grant. Fair market value is defined as the mean of the high and low sales prices for Common Stock as reported on the NASDAQ Stock Market on the date of the award. The Plan provides that the term for exercise of a stock option may not exceed ten (10) years from the date of grant.

          In the event of a Change of Control of the Company (as defined in the Plan), each outstanding stock option or other award becomes immediately exercisable for a period of six (6) months. Rights under other stock-based programs may also be accelerated as is appropriate in the judgment of the Compensation Committee.

          Performance Units. Performance units are rights to receive up to 100% of the value of shares of Common Stock, without any payment to the Company, provided specified performance goals are met. Each performance unit would have a value equal to the fair market value of one share of Common Stock on the grant date. The Plan also provides for supplemental prorata grants of performance units for certain participants who are promoted or newly hired during the award period.

          Payment of a performance unit award would be made upon a determination by the Compensation Committee that the Company has achieved the established performance goals for the award period. As described below, notwithstanding attainment of a performance goal established under the Plan, the Compensation Committee has the discretion to reduce some or all of an award. Payment of performance units may be made in cash, shares of Common Stock, or both, and the amount of such payment would be the fair market value of shares of Common Stock at the date the performance units were granted.

          Other Awards. As indicated above, the Compensation Committee may also make other types of awards, including incentive stock options, stock appreciation rights and restricted stock grants, although it is not the Compensation Committee's present intention to do so. The value of incentive stock options and stock appreciation rights would be based on the fair market value of Common Stock on the date of grant. The full and/or partial vesting of any restricted stock award will occur only upon the attainment by the Company of performance goals established by the Compensation Committee based on one or more of the following performance goals: corporate earnings, return on investment, total shareholder return, market value added, or economic value added.

     Negative Discretion. Notwithstanding attainment of a performance goal established for an award under the Plan, the Compensation Committee has the discretion, by participant, to reduce the amount of an award that would otherwise be paid or to determine that no portion of the award should be paid.

     Shares of Stock Subject to the Plan. No more than 500,000 shares of Common Stock may be issued under the Plan. However, in the event of a stock split, stock dividend, merger or similar event increasing the number of shares outstanding, such limitation may be adjusted.

     Individual Maximum   .  Based on current guidelines approved by
the Board of Directors, Mr. Johnson may be awarded stock options or shares up to a maximum of 30,000 shares in any calendar year, and other participants (other than non-employee directors) may be awarded stock options or shares up to a maximum of 10,500 shares each in any calendar year.

        Awards to Non-Employee Directors    .  Options for 1,000 shares will
be awarded to each non-employee director each year.

     Assignment. Unless the Compensation Committee shall specifically determine otherwise, no award under the Plan would be assignable or transferable.

     Retirement, Disability Retirement, or Death.  The Compensation
Committee would determine terms and conditions for vesting and exerciseability of options and eligibility for and payment of other awards
in the event of retirement, death or disability.     Initially, the terms and
conditions would be as provided in Exhibit A hereto.

     Amendment and Termination. The Compensation Committee may amend or terminate the Plan so long as it does not adversely affect any awards previously made under the Plan. Unless the shareholders first approve, no amendment of the Plan may increase the maximum number of shares which can be delivered or awarded to any one individual or extend the maximum period during which awards may be granted.

     No awards of stock options, performance units, incentive stock options, restricted stock, stock appreciation rights, or other stock-based awards may be made more than ten (10) years after the date that the Plan is approved by the shareholders.

     Federal Tax Consequences. Under the Internal Revenue Code as presently in effect, an award of stock options would have no federal income tax consequence. Upon exercise of a stock option, the excess of the fair market value of the stock at the date of exercise over the option price is taxable to a participant as ordinary income. All amounts taxable to participants in respect of stock options are deductible by the Company.
Upon a sale of Common Stock acquired under the Plan, even if a participant realizes taxable gain, the Company receives no further deduction. Other stock-based awards have various federal tax consequences to the Company and the recipient.

            The Board of Directors recommends that shareholders
          vote FOR    approval of the 1997 Long-Term Incentive Plan    .


                    PROPOSAL TO CREATE PREFERENCE STOCK

     The Company proposes to create a new class of stock called Preference Stock. The Company requests that the shareholders approve an amendment to the Articles of Incorporation to authorize 3,000,000 shares of Preference Stock ("the Amendment").

     Initially, 2,000,000 shares of the Preference Stock will be    designated
Series A Preference Stock and     reserved for issuance pursuant to the
Shareholder Rights Plan.  A summary description of the Shareholder Rights
Plan is given below.  There are no current plans for issuance of the remainder of the 3,000,000 shares of Preference Stock authorized by the
Amendment.     The Board will be able to create other series of Preference
Stock in the future with dividend, voting and other rights as the Board deems appropriate. However, the total number of shares of Preference Stock is limited to 3,000,000 by the Amendment. Also, as discussed below, Preference Stock is subordinated to (that is, stands in line behind)
Preferred Stock with respect to receiving dividends and assets. Because the 2,000,000 shares of Preference Stock reserved for issuance pursuant to the Shareholder Rights Plan may be increased, a maximum of 1,000,000 shares of Preference Stock may be assigned to other series by the Board.

        Except for Preference Stock reserved for the Shareholder Rights Plan, the remainder of Preference Stock will be available for such Company purposes as the Board believes to be appropriate including, for example, acquisitions and capital expenditures. The Board believes that having a significant number of authorized but unissued shares of Preference Stock not reserved for specific purposes will allow the Company to take prompt action with respect to future opportunities that develop without the delay and expense of calling a special shareholders' meeting.

     The affirmative vote of a majority of all outstanding shares of Common Stock is required for approval of the Amendment.

Summary of Rights to Purchase Preference Stock

     On January 16, 1997, the Board of Directors declared a dividend distribution of one Right for each outstanding share of Common Stock to stockholders of record at the close of business April 15, 1997. Each Right entitles the owner to purchase from the Company one one-hundredth of a share of Preference Stock under certain circumstances that indicate a takeover attempt. However, the Rights held by anyone attempting the takeover would generally not be exercisable. Therefore, the existence of these Rights tends to discourage a hostile takeover attempt. The Company can redeem the Rights for a limited time, thus allowing the Company to remove this obstacle if a takeover offer is deemed fair by the Board of Directors. A full description of the Rights is set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company ("Continental"). Continental also acts as the transfer agent for all the Company's stock and as administrator for the Company's Direct Stock Purchase and Dividend Reinvestment Plan.

     The Company is seeking shareholder approval to create a new class of stock -- the Preference Stock. If shareholders do not approve of this new class of stock, the Rights will not be exercisable. Although the Rights Agreement allows the Company to issue Common Stock in lieu of Preference Stock, shareholders would have to approve a significant increase in authorized Common Stock for the Company to do so. Shareholder approval of an increase in authorized Common Stock is not being sought at this time.

     Initially, no separate Rights Certificates will be distributed. A separate Rights Certificate will be distributed if a person or group of affiliated persons (an "Acquiring Person") acquires, or obtains the right to acquire, ownership of fifteen percent (15%) or more of the outstanding Common Stock, or if anyone makes a tender offer or exchange offer to obtain fifteen percent (15%) or more of the Common Stock (each a "Triggering Event"). The Rights will be transferred automatically with Common Stock certificates until separate Rights Certificates are distributed.

     Following a Triggering Event (except pursuant to an offer for all Common Stock that the Board determines to be fair), each Right allows the holder to purchase for a certain price ("the Purchase Price") Preference Stock having a value equal to two times the Purchase Price. All Rights that are owned by any Acquiring Person will be null and void. However, Rights are not exercisable until the Rights are no longer redeemable by the Company.

     Preference Stock will be issued in units of 1/100 of a share
("Preference Units"). Each Preference Unit is expected to have a value approximately equal to one share of Common Stock because of the dividend rights and voting rights of Preference Stock, discussed below.

     For example, at the current Purchase Price of $74.88 per Right, each Right not owned by an Acquiring Person would entitle its holder to purchase $149.76 worth of Preference Stock for $74.88. Assuming that a Preference Unit had a value of $18.72, the holder of each valid Right would be entitled to purchase 8 Preference Units for a total of $74.88.

     In the event that (i) the Company is acquired in a business combination, or (ii) fifty percent (50%) or more of the Company's assets or cash flow is transferred to another company, each Right could be exercised for common stock of the acquiring company having a value equal to two times the Purchase Price. The events set forth in this paragraph also are "Triggering Events."

     For a limited time following a Triggering Event, the Company can redeem the Rights at a price of $.01 per Right. If the Board orders redemption of the Rights, the Rights terminate and the holders of Rights will receive only the $.01 redemption price.

     No dividends will be paid on the Rights and the Rights have no voting power. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income at a later date in the event that the Rights become exercisable.

     The Rights Agreement may be amended by the Board. However, after Rights Certificates are distributed, the Rights Agreement may be amended by the Board only to cure an ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period. No amendment may be made once the Rights are not redeemable by the Company.

     A copy of the Rights Agreement has been or will be filed by the Company with the Securities and Exchange Commission as an exhibit to Form 10-K for 1996. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights is not complete and is qualified by reference to the Rights Agreement, which is incorporated herein by reference.

Summary of Preference Stock

     Each share of the Preference Stock issued pursuant to the Shareholder Rights Plan is intended to have a value approximately equal to 100 shares of Common Stock. To accomplish this goal, 2,000,000 shares of Preference Stock will be reserved for issuance under the Plan. Each such share will have the following characteristics:

     1) Voting Power: 100 votes on each matter (that is, the voting power of 100 shares of Common Stock);

     2) Dividends: quarterly dividends of $10.00 or 100 times the dividend paid per share of Common Stock, whichever is greater;

     3) Liquidation: If the Company were ever liquidated, the Preference Stock would receive $100 per share plus 100 times whatever was distributed upon liquidation for each share of Common Stock;

     4) Ratio of Relative Powers: If the Company changes the number of shares of Common Stock outstanding by a stock dividend, stock split or other similar transaction, the rights of the Preference Stock will be adjusted proportionately. For example, if the Company ever declared a two-for-one stock split, then the ratio of 100 used above for voting, dividends and liquidation rights would be changed to 200;

     5) No Redemption, Sinking Fund, Conversion: No sinking fund will be established to retire the Preference Stock and the Company will not have the right to redeem it. The Preference Stock will not be convertible into any other security;

     6)   No Preemption:  Like all other stockholders, Preference
Shareholders would not have any right to demand that any security, which the Company intended to sell or issue, be sold or issued to such stockholders.

     The capital stock currently authorized by the Articles of
Incorporation consists of 20,000,000 shares of Common Stock    of which
approximately 12,400,000 are outstanding     and 500,000 shares of Cumulative
Preferred Stock ("Preferred Stock")    of which approximately 6,000 are
outstanding    .  The quarterly Preferred Stock dividend must be paid before the quarterly dividend can be paid on Preference Stock. Similarly, if the Company were ever liquidated, Preferred Shareholders would receive a distribution before Preference Shareholders.

     Except for the above-discussed priority of Preferred Stock, the Preference Stock not reserved for issuance under the Shareholder Rights Plan may be issued under such terms and for such purposes, that the Board of Directors deems appropriate. There are no present plans to issue any such Preference Stock.

   Anti-Takeover Effect

        The purpose of the Shareholder Rights Plan is to discourage a hostile takeover of the Company -- that is, an attempted takeover deemed by the Board to be coercive or unfair. Therefore, the Shareholder Rights Plan can be considered to be an anti-takeover measure. Also, the shares of Preference Stock not reserved for the Shareholder Rights Plan could be used by the Board to discourage a takeover of the Company.

        There are other provisions in the Company's Articles of Incorporation, the Company's Bylaws and in Michigan statutes which also tend to discourage takeovers and therefore are considered to be anti-takeover measures.

        The other anti-takeover provisions in the Company's Articles were previously approved by the shareholders and include:

             (1) A staggered Board of Directors. Only about one-third of the Board is elected each year. Directors may be removed only by shareholders and only for "Cause" -- which requires a court determination of wrong-doing. Directors can fill vacancies on the Board.

             (2) Fairness opinion required. Certain business combinations cannot take place unless a written opinion is obtained from an independent investment banker that the consideration to be paid shareholders is fair and reasonable.

        The Company's Bylaws provide that only the President, the Secretary or a majority of the Board may call a special shareholders' meeting.

        Michigan statutes provide that:

             (1) Certain business combinations require a super-majority vote. That is, any proposed business combination with someone who owns 10% or more of the common stock must be approved by at least two-thirds of the common stock held by others.

             (2) The owner of "Control Shares" does not have a right to vote such shares unless the right to vote them is granted by a majority of the common stock held by other shareholders. Control Shares are those shares which, when added to the shares owned before he obtained these Control Shares, caused the owner to have more than 20% but less than one-third of the outstanding common stock or more than one-third but less than a majority or more than a majority.

        If the proposed Amendment is adopted by the shareholders, it will become effective upon filing a Certificate of Amendment with the Michigan Department of Commerce.

        The financial statements of the Company as well as management's discussion and analysis of financial condition and results of operations, included in the 1996 Annual Report to Shareholders, are incorporated herein by reference.

            The Board of Directors recommends that shareholders
                vote FOR the creation of Preference Stock.


                      PROPOSAL TO CHANGE COMPANY NAME

     The Board of Directors approved changing the Company's name to SEMCO Energy, Inc. Because the Company's name is in its Articles of Incorporation, shareholders must approve of an amendment to the Articles in order to change the name.

     The Company intends to change the name of all subsidiaries to the extent necessary to indicate that all companies belong to one corporate family.

     The affirmative vote of a majority of all outstanding shares of Common Stock is necessary to approve the name change.

                  The Board of Directors recommends that
                  shareholders vote FOR the name change.


                   RESPECTING THE ELECTION OF DIRECTORS

     Common Shareholders are entitled to cumulative voting for directors. Each Common Shareholder may cast a number of votes equal to the number of shares held on the record date multiplied by the number of directors to be elected. The shareholder may cast all votes for a single director or distribute them among the directors to be voted for, as the shareholder sees fit.

     The Company's Articles of Incorporation provide for three classes of directors. The term of office of each class is three years and the term of one class expires each year. The Company's Bylaws provide for a Board of Directors with eleven members. The classes will be comprised of as nearly equal a number of directors as possible. Therefore, approximately one-third of the Board of Directors will be elected at each Annual Meeting of Shareholders. In case of a vacancy in the Board of Directors, the remaining Directors, by a majority vote, could elect a successor to serve
until the next election of the class for which the director was chosen.     A
vacancy can also be filled by a vote of the shareholders.      There is
presently one vacancy on the Board of Directors in the class whose term expires in 1998 that resulted from Mr. Caldwell's resignation from the Board of Directors in June 1996. The Nominating Committee of the Board of Directors has engaged the services of a search firm to aid in the identification of appropriate nominees to fill this vacancy.

     Four directors are to be elected at this Annual Meeting, each to hold office for a term of three years or until his or her successor shall have been fully elected and qualified. It is the intention of the persons named in the enclosed Form of Proxy, unless otherwise instructed by the shareholder, to vote for the election of the persons listed below, each of whom is presently a member of the Board of Directors.

                              John T. Ferris
                             Michael O. Frazer
                            Frederick S. Moore
                             Edith A. Stotler

     The Board does not contemplate that any nominee will become unavailable for any reason. Should that occur before the meeting, however, proxies will be voted for another person selected by the Board.

     The persons named in the enclosed proxy form also reserve the right to vote the proxies cumulatively and for less than all of the nominees, but do not intend to do so unless other nominees are nominated at the meeting. In any case, the proxies will not vote for any nominees other than those named for the class of directors whose term expires in 2000, unless a nominee becomes unavailable as described above.


                        INFORMATION ABOUT DIRECTORS

               Name, Position with the Company<F1> and                                                    Director
               Business Experience During Past Five Years                                         Age   Since
NOMINEES (terms expiring 2000)
John T. Ferris..................................................................................  46     1994
  Senior Partner in law firm of Ferris & Schwedler, P.C. in Bad Axe, Michigan, former prosecutor for Huron County, Michigan.
Michael O. Frazer...............................................................................  58     1986
  Attorney practicing in Battle Creek, Michigan.
Frederick S. Moore..............................................................................  58     1995
  President and Chairman DSLT Inc., a holding company with subsidiaries serving the food service industry and engaging in the real estate development business.
Edith A. Stotler................................................................................  50     1987
  Partner, Stotler Grain Company; President, Homer Grain Company.

OTHER DIRECTORS (terms expiring 1998)
William L. Johnson..............................................................................  54     1996
  President and Chief Executive Officer of the Company since May 1996; Chief Executive
  Officer, Northern Pipeline Construction Company, Kansas City, Missouri, from 1994 to
  May 1996; President, Gas Service Division, Western Resources, Inc., Topeka, Kansas,
  from 1990 to 1994.
Donald W. Thomason..............................................................................  53     1995
  Executive Vice President - Corporate Services and Technology of the Kellogg Company.

OTHER DIRECTORS (for terms expiring 1999)
Frank G. Andreoni...............................................................................  67     1978
  Chairman of the Board of Directors of the Company since April 1995; President of Community
  Foundation of St. Clair County since June 1994; Port Huron City Chairman of Michigan
  National Bank from July 1994 until retirement in March 1995 and Port Huron City President prior to July 1994.
Daniel A. Burkhardt.............................................................................  49     1993
  Associated with Edward D. Jones & Co., a securities brokerage firm, since 1978; Principal in Investment Banking Department of Jones; Member of Jones' Investment Policy Committee;
  Director of: Essex County Gas Co.,        Mid-America Realty Investments, Inc. and St. Joseph
  Light & Power Co.
Edward J. Curtis................................................................................  54     1995
  President of E.J. Curtis Associates, Inc., a professional management consulting firm;
  Director of Essex County Gas Co.
Harvey I. Klein.................................................................................  57     1993
  President of Global Strategies Group L.C., a private consulting firm, since 1995.  Retired from Ford Motor Company in January 1995.  Held positions of increasing responsibility with the last position being Manager of Advanced Vehicle/Safety and Fuel Economy Planning.
_________________

<F1>
Other than Mr. Johnson, each director's and nominee's principal employment is and has been with a company which is not affiliated with the Company.

                   COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Audit Committee members are Michael O. Frazer, Chairman,
Daniel A. Burkhardt, Edward J. Curtis and Frederick S. Moore.     The
committee has elected Mr. Curtis as chairman to begin when Mr. Frazer's
term as chairman expires April 15, 1997.      The committee held 4 formal
meetings in 1996. The Audit Committee's functions are primarily to review the independent public accountants' reports and audit findings, the scope and plans for future audit programs, annual financial statements, accounting and financial controls and compliance with appropriate codes of conduct. The committee also recommends the choice of independent public accountants to the Board.

     The Company's Compensation Committee members are Harvey I. Klein,
Chairman, John T. Ferris, Edith A. Stotler and Donald W. Thomason.     The
committee has elected Mr. Thomason as chairman to begin April 15, 1997 when
Mr. Klein will step down in order to become chairman of the Nominating
Committee.      The committee held 7 formal meetings in 1996.  The Compensation
Committee, after review and analysis of available data, recommends compensation of executive officers and directors to the Board of Directors.

     The Company's Nominating Committee members are Daniel A. Burkhardt,
Chairman, Harvey I. Klein, Frederick S. Moore and Edith A. Stotler.     The
committee has elected Mr. Klein as chairman to begin when Mr. Burkhardt's
term as chairman expires April 15, 1997.      The committee held 4 meetings in
1996.  The functions of the Nominating Committee are to recommend to the
Board directors to serve as members of the Board committees, candidates to serve as trustees of employee benefit plan trusts, candidates to fill Board vacancies, the slate of director candidates for shareholder approval, personal qualifications criteria for Board membership and general criteria
regarding Board committee composition.     The committee's functions for 1997
have been expanded to include corporate governance. Accordingly, effective February 26, 1997, the committee has been renamed "Nominating and Corporate
Governance."      Recommendations by shareholders of candidates for Board
membership will be considered by the Nominating    and Corporate Governance
    Committee.  Such recommendations should be sent to the Nominating    and
Corporate Governance     Committee of the Board of Directors at 405 Water
Street, Port Huron, Michigan 48060.

        The Company formed an ad hoc Search Committee in 1996. The members of this Search Committee were Harvey I. Klein, Chairman, Frank G. Andreoni, Daniel A. Burkhardt and Michael O. Frazer. The committee held 4 face-to-face meetings and 3 conference-call meetings in 1996. This committee located a replacement CEO and negotiated an employment agreement.

     The Board of Directors held 9 meetings during 1996. In 1996 each director attended 75% or more of the aggregate of (1) the total number of meetings of the board of directors (held during the period for which he or she has been a director) and (2) the total number of meetings held by all committees of the board on which he or she served (during the periods that he or she served).


             COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

     The following        executive officers had salary and bonus exceeding
$100,000 in 1996.

       Name and Principal                                                           Other Annual       All Other
            Position                                  Year  Salary<F1> Bonus<F2>  Compensation<F3> Compensation<F4>
William L. Johnson, President and CEO..............   1996  $130,846   $ 8,500        $3,643           $69,939

Robert F. Caldwell, Executive Vice President
 and CFO...........................................   1996  $183,400      $27,047     $  877           $     0
                                                      1995  $183,115   $40,869        $1,024           $ 2,311
                                                      1994  $175,739   $55,481        $1,008           $ 4,262

George C. Noble, Vice President of
 Information Systems...............................   1996  $102,885   $ 2,557        $1,096           $     0
____________________

<F1>
Actual salary earned during the year.  Mr. Johnson began employment on May 1, 1996.         Mr. Noble
was promoted to his current position effective August 15, 1996.
<F2>
Cash incentive earned during the year pursuant to the Company's short-term incentive plan then in effect and bonus paid to reimburse the premium cost of a whole life or a universal life insurance
policy.     Mr. Caldwell was paid a $25,000 bonus in 1996 for serving as interim president from January 18,
1996 to May 1, 1996.
<F3>
Amount paid to reimburse the executive for taxes relating to the bonus for life insurance discussed in the preceding note.
<F4>
Moving expenses for Mr. Johnson incurred in 1996.
[/FN]

Option/SAR Grants in Last Fiscal Year

                                       % of                                           Potential
                                      Total                                      Realizable Value at
                       Number of     Options/                                 Assumed    5% or 10%
                      Securities       SARs                                   Annual        Stock Price
                      Underlying    Granted to    Exercise                          Appreciation          Value of
                       Options/      Employees    or Base                         to April 30, 2006      Options at
                         SARs        in Fiscal     Price       Expiration     ------------------------  December 31,
      Name              Granted        Year      ($/Sh)<F2>      Date<F3>      5%           10%         1996<F1>
------------------    ----------    ----------   ----------  ---------------  -----------  -----------  ---------------
William L. Johnson     15,000          100        $16.50      April 30, 2006   $155,651     $394,451      $30,000
                         <F4>                       <F4>                         <F4>          <F4>          <F4>

<F1>
     Based on the last trade price of the Common Stock on December 31, 1996 on the NASDAQ/NMS market ($18.50).
<F2>
     The exercise price equals the market value of the Common Stock at the time the options were granted.
<F3>
     These options cannot be exercised until May 1, 1999.

<F4>
     Subject to adjustment for stock dividends, etc.
[/FN]

Employment and Related Agreements

     Mr. Johnson is a party to an employment agreement with the Company. The employment agreement provides for a lump sum payment to Mr. Johnson if the Company terminates his employment other than for "cause" or "disability" or if Mr. Johnson resigns due to a required relocation of personal residence or a diminution in position, authority, etc. The lump sum payment will equal Mr. Johnson's present annual salary plus any accrued obligations. The Company also agrees to continue insurance, medical, dental and similar benefit plans for twelve months after Mr. Johnson's date of termination. Certain other limitations apply.

     In addition, Mr. Johnson is a party to a change of control employment agreement with the Company. The change of control employment agreement provides for a lump sum payment to Mr. Johnson if the Company terminates his employment other than for "cause" or "disability" or if Mr. Johnson resigns due to a required relocation of personal residence or a diminution
in position, authority, etc.  The lump sum payment will equal 2.99 time   s
Mr. Johnson's present annual salary plus any accrued obligations. The Company also agrees to continue insurance, medical, dental and similar benefit plans for twelve months after Mr. Johnson's date of termination. Certain other limitations apply.

        As part of Mr. Johnson's employment arrangements, the Company has granted Mr. Johnson options to purchase 15,000 shares of the Company's stock at a price of $16.50 per share (subject to adjustments for stock dividends, etc.) fully exercisable beginning May 1, 1999, and options to purchase 30,000 shares at a price of $18.875 per share fully exercisable beginning January 3, 2000.

Pension Plan

                            Pension Plan Table

   Annual                                    Years of Credited Service
Remuneration       5          10          15          20          25          30          35          40
   90,000        7,875      15,750      23,625      31,500      39,375      47,250      55,125      63,000
  110,000        9,625      19,250      28,875      38,500      48,125      57,750      67,375      77,000
  130,000       11,375      22,750      34,125      45,500      56,875      68,250      79,625      91,000
  150,000       13,125      26,250      39,375      52,500      65,625      78,750      91,875     105,000
  170,000       14,875      29,750      44,625      59,500      74,375      89,250     104,125     119,000
  190,000       16,625      33,250      49,875      66,500      83,125      99,750     116,375     133,000
  210,000       18,375      36,750      55,125      73,500      91,875     110,250     128,625     147,000
  230,000       20,125      40,250      60,375      80,500     100,625     120,750     140,875     161,000
  250,000       21,875      43,750      65,625      87,500     109,375     131,250     153,125     175,000
  270,000       23,625      47,250      70,875      94,500     118,125     141,750     165,375     189,000
  290,000       25,375      50,750      76,125     101,500     126,875     152,250     177,625     203,000
  310,000       27,125      54,250      81,375     108,500     135,625     162,750     189,875     217,000

     The above table sets forth the estimated annual benefits payable at normal retirement age (65) under the Retirement Plan and the Supplemental Retirement Plan for Certain Officers based on a straight-life annuity form of retirement income.

     The Retirement Plan is a non-contributory plan. Substantially all employees are eligible to participate. All above-named executive officers participate. Compensation for purposes of the Retirement Plan is equal to base salary (including commissions for sales persons), excluding overtime and bonuses.

     At normal retirement age (65), a participant will receive an annual retirement benefit equal to 1.75% of the highest average of his annual compensation for any consecutive three calendar years preceding the earlier of the retirement date or the date of termination of employment multiplied by years of credited service after October 31, 1970. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts.

     As of January 1, 1997, Messrs. Caldwell and Noble had 17 and 11 years   ,
respectively,     and    Mr.     Johnson        had less than one year of
credited service       .

     Federal law limits the annual benefits that can be paid from any funded retirement plan that qualifies for federal tax exemption, and the amount for calendar year 1997 is $125,000. In addition, federal law limits the amount of covered compensation for purposes of calculating pension benefits. As of January 1, 1997, that maximum is $160,000. Under the Supplemental Retirement Plan for Certain Officers adopted by the Company on December 7, 1995, benefits are provided for any executives whose retirement benefits are restricted due to IRS limitations for qualified pension plans so as to provide them with the retirement benefits to which they would be entitled but for such limitation.

Director Compensation

     Employees who are directors receive no additional compensation for service as directors. Non-employee directors received the following during 1996: the chairman of the board was paid $2,000 per month and $875 for each directors' meeting attended; the chairman of each committee was paid $1,200 per month, $600 for each directors' meeting attended and $875 for each committee meeting attended for which they serve as chairman; the remaining directors were paid $1,000 per month and $600 for each directors' meeting attended and for each committee meeting attended for which they are a member.

        Compensation was also paid to non-employee directors at a rate of $875 for the board chairman and $600 for the remaining board members for each of two strategic planning sessions held during 1996.

        Members of the Search Committee were paid $600 for each face-to-face Search Committee meeting and $300 for each conference-call Search Committee meeting. As Chairman of the Search Committee, Mr. Klein received additional compensation totaling $38,975.50 during 1996 for services performed outside of Search Committee meetings.

     Non-employee directors who were members of the board prior to
January 1, 1996 have the option to participate in the Company's medical,
dental and prescription drug program    or     receive $3,500 worth of
restricted stock        or        receive $3,500 worth of deferred
compensation        in the form of phantom stock under a Deferred
Compensation and Phantom Stock Agreement as described below. Any directors who opt out of the medical program cannot later opt back in; any non-employee directors who join the board after January 1, 1996 do not
have the option to receive medical coverage.         Directors who    do
not participate in     the medical program        have the choice each
year    to receive restricted stock or phantom stock    .

     The Company has also established Deferred Compensation and Phantom Stock Purchase Agreements for non-employee directors. Non-employee
directors    may     defer        compensation        for each upcoming
year. If deferred, the compensation accrues interest at the prime rate or, at the prior election of the director, is treated as if it were invested in Common Stock (Phantom Stock) through the dividend reinvestment plan.
Five directors are deferring compensation for 1997;    all     such
compensation is being used to purchase Phantom Stock.

     Non-employee directors also accrue $3,000 per year in the form of retirement compensation payable after leaving the Board.

     In addition, if the Company's Long-Term Incentive Plan is approved by the shareholders, non-employee directors will be granted stock options for 1,000 shares per year.


        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Membership on the Compensation Committee for 1996 was as follows:
John T. Ferris, Harvey I. Klein, Edith A. Stotler and Donald W. Thomason. None of these Committee members are Company officers or served on other Boards with Company officers, etc.


     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, the following report and the Performance Graph shall not be deemed to be incorporated by reference into any such filings except to the extent that they are specifically incorporated.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (CC) is responsible for recommending to the full Board the compensation of Executive Officers. The CC is composed of four non-employee directors. The CC has adopted a strategy to adjust all salary, benefits and perquisites for an executive to reflect an average of that paid to executives with similar experience, responsibilities and authority in a peer group including 18 other utility companies and our Company (Peer Group). The elements of compensation include base salary, benefits, perquisites and incentive. An independent consultant has been employed by the CC to assist in developing and implementing this strategy.
       Incentive plan   s     provide        an executive with an
opportunity for above-average total compensation.

        All base salaries of officers, including those     shown in the
"Salary" column of the above Compensation Table,    were     approved by
the CC       .

        Under the Company's Short-Term Incentive Plan Mr. Johnson is eligible to earn an incentive award of up to 40% of his base salary if the Company meets the target earnings for the year. If the Company achieves 108% or more of the target earnings for the year, Mr. Johnson is eligible to earn an incentive award of up to a maximum of 72% of his base salary.

     In addition, if the Company's Long-Term Incentive Plan is approved by
the Company's shareholders, Mr. Johnson    may     be granted stock options
for up to 30,000 shares    in any one calendar     year.

        Additional stock options called for by Mr. Johnson's employment
arrangements are described under "Employment and Related Agreements."      In
addition, the Company provided Mr. Johnson with a bonus to reimburse him for the cost of a term life insurance policy in the face amount of $1,000,000. The bonus includes an amount for income taxes so that the after-tax amount of the bonus equals the insurance premium. The portion of the bonus relating to the premium cost of this policy is reflected in the "Bonus" column of the above Compensation Table and the projected tax burden portion is reflected in the "Other Annual Compensation" column. Mr. Johnson's life insurance policy was purchased in 1996.

     The Company also provided Mr. Johnson certain other perquisites of the office of President including limited personal use of a Company car. These other perquisites are not significant.

     All decisions of the CC regarding executive compensation are reviewed by the full Board of Directors.

                                     COMPENSATION COMMITTEE

                                     Harvey I. Klein, Chairman
                                     John T. Ferris
                                     Edith A. Stotler
                                     Donald W. Thomason


                             PERFORMANCE GRAPH

     The following graph compares cumulative total returns (assuming reinvestment of dividends). The stock price performance shown on the graph is not necessarily indicative of future price performance. The graph assumes the investment of $100 in the Company's stock, the stocks representing the EDJ index and the stocks representing the S&P 500 index on December 31, 1991.

              Comparison of Five Year Cumulative Total Return
        Among stock of Southeastern Michigan Gas Enterprises, Inc.,
                             S&P 500 Index and
        Edward D. Jones & Co. Natural Gas Diversified Company Index

     Measurement Period       Southeastern Michigan    Edward D.      S&P 500
    (Fiscal Year Covered)     Gas Enterprises, Inc.    Jones Index    Index
Measurement Pt-12/31/91              $100                 $100         $100

FYE 12/31/92                         $137                 $110         $108
FYE 12/31/93                         $179                 $123         $119
FYE 12/31/94                         $159                 $108         $121
FYE 12/31/95                         $169                 $141         $166
FYE 12/31/96                         $191                 $178         $204


                      INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP have been the auditors for the Company and Southeastern Michigan Gas Company for over thirty (30) years and have been appointed by the Board of Directors to continue in that capacity during 1997. A member of Arthur Andersen LLP will be available at the Shareholders Meeting to make a statement if he so desires and to answer appropriate questions.


                           SHAREHOLDER PROPOSALS

     A proposal to be included in the proxy statement or form of proxy for the Company's next annual meeting of shareholders must be received at the Company's principal executive office not later than November 7, 1997.


                              OTHER BUSINESS

     The management of the Company knows of no matters other than those above stated which are to be brought before the meeting. However, if any other such matters should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matters.

     It is important that proxies be returned promptly to avoid unnecessary expenses. Therefore, all Common Shareholders (even those planning to attend the meeting) are urged, regardless of the number of shares of stock owned, to sign, date and return the enclosed proxy in the business-reply envelope, also enclosed. Shareholders attending in person may withdraw their proxies and vote in person.

                                     By order of the Board of Directors


                                     Sherry L. Abbott, Secretary

EXHIBIT A

                       1997 Long-Term Incentive Plan
              of Southeastern Michigan Gas Enterprises, Inc.
                             and Subsidiaries


1.   Purpose

     The purposes of this 1997 Long-Term Incentive Plan ("Plan") are to provide long-term incentives to those persons with significant responsibility for the success and growth of Southeastern Michigan Gas Enterprises, Inc. ("Company") and its subsidiaries; to assist the Company in attracting and retaining key employees and non-employee directors; and to associate the interests of such employees and directors with those of the Company's shareholders.

2.   Administration of the Plan

     This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company ("Committee"). The Committee shall be appointed by the Board of Directors and shall consist of three or more non-employee members of the Board.

     The Committee shall have all the powers vested in it by the terms of this Plan, such powers to include authority (within the limitations described herein) to select the persons to be granted awards under this Plan; to determine the type, size, and terms of awards to be made to each person selected; to determine the time when awards will be granted and any conditions which must be satisfied by such persons before an award is made; to establish performance goals and conditions for earning awards; to determine whether such performance goals and conditions have been met and whether awards will be paid at the end of the award period or when the award is exercised, or deferred; to determine whether payment of an award should be reduced or eliminated; to determine the terms and conditions for vesting and exerciseability of stock options and eligibility for and payment of other awards in the event of retirement, death or disability; and to determine whether such awards should qualify, regardless of their amount, as deductible in their entirety for federal income tax purposes; with the exception that stock options shall not be repriced at a lower option price than the original grant price except as provided in Section 7.

     Subject to approval by the Board of Directors, the Committee shall have full power and authority to administer and interpret this Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of this Plan and for the conduct of its business as the Committee deems necessary or advisable. Unless otherwise determined by the Board of Directors, the Committee's interpretations of this Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders, and any person receiving an award under this Plan.

3.   Eligibility

     Key management employees of the Company and its subsidiaries are eligible (including employees who are officers or directors of the Company or its subsidiaries) to be granted awards under this Plan. Such key management employees of the Company and its subsidiaries may be granted awards of stock options and may, in the Committee's discretion, be granted other awards available under this Plan. The Committee, in its discretion, may also grant awards under this Plan to other employees of the Company and its subsidiaries who are in a position to contribute to the success of the Company. Awards shall be based upon the attainment by the Company of performance goals established by the Committee at the time the award is made. These performance goals may include one or more of the following: corporate earnings, return on investment, total shareholder return, market value added, or economic value added.

     Non-employee members of the Board of Directors who are active Board members on the date of the award, also participate in this Plan. All of the terms and conditions of such option awards shall be the same as those awarded to key management employees of the Company.

     Employees and non-employee members of the Board of Directors who are granted awards under this Plan are sometimes referred to herein as "Participants."

4.   Awards

     (a) Types. Awards under this Plan may include stock options, incentive stock options, restricted stock, performance units, stock appreciation rights, and other stock incentives that may be deemed appropriate by the Committee.

          (1) Stock Options. Stock options are rights to purchase shares of the Common Stock of the Company ("Common Stock") at a fixed price for a specified period of time. The purchase price per share of Common Stock covered by a stock option awarded pursuant to this Plan, including any incentive stock options, shall be equal to or greater than the fair market value of a share of the Common Stock on the date the stock option is granted. The Committee shall have the power to determine when options granted hereunder become exercisable.

          Fair market value is the mean of the high and low sales prices for Common Stock as reported on the NASDAQ Stock Market on the date of the award; or if there are no sales on such date, on the next preceding day on which there were sales. Such price shall be subject to adjustment as provided in Section 7. Repricing and replacement of underwater stock options shall not be permitted. Options granted under this Plan shall expire no later than ten (10) years from the date of grant.

          (2) Restricted Stock. Restricted stock is stock which is granted subject to restrictions and risk of forfeiture until vesting provisions are met. The full and/or partial vesting of any restricted stock award made under this Plan will occur only upon the attainment by the Company of performance goals established by the Committee at the time the award is made.

          (3) Stock Appreciation Rights. Stock appreciation rights are rights to receive the difference between the fair market value of a share of Common Stock on the grant date and the fair market value of a share of Common Stock on the date the stock appreciation right is exercised.

          (4) Performance Units. Performance units are rights to receive up to 100% of the value (as determined by the Committee) of shares of Common Stock as of the date of grant, which value may be paid in cash or Common Stock, without payment of any amounts to the Company. The full and/or partial payment of performance unit awards that may be granted under this Plan shall be made only upon certification by the Committee of the attainment by the Company of performance goals which have been established by the Committee. No payment will be made if the performance goals are not met.

          (5) Other Stock Incentives. Other Common Stock Incentives may be awarded by the Committee if, in its judgment, it deems such incentives appropriate to attract key employees or provide performance incentives.

     (b) Supplemental Awards. Participants who are newly hired or promoted during the vesting period for stock options or during the award period for other types of awards may be granted supplemental prorata awards.

     (c) Negative Discretion. Notwithstanding the attainment by the Company of any performance goal, the Committee has the discretion, by Participant, to reduce some or all of an award that would otherwise be made.

     (d) Guidelines. The Committee shall adopt from time to time written policies for its implementation of this Plan. Such policies shall be consistent with this Plan and may include, but need not be limited to, the type, size, and term of awards to be made, and the conditions for such awards. Conditions for grant or exercise may include, without limitation, eligibility, employment with the Company, manner of exercise, option period, and limitations on exercise.

     (e) Maximum Awards. An employee may be granted multiple awards under this Plan, but no one employee may be granted awards which would result in his or her receiving options or other awards for more than 30,000 shares under this Plan in any one calendar year. Each non-employee director shall each year be awarded an option to purchase 1,000 shares.

5.   Shares of Stock Subject to the Plan

     The shares that may be delivered or purchased under this Plan shall not exceed an aggregate of 500,000 shares of Common Stock (as adjusted, if appropriate, pursuant to Section 7 hereof). Such shares may be treasury, repurchased, or authorized, but unissued shares of Common Stock.

6.   Deferred Payments

     The Committee may determine that all or a portion of a payment to a Participant under this Plan, whether it is to be made in cash, shares of Common Stock, or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

7.   Dilution and Other Adjustments

     In the event of any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in this Plan and the awards thereunder as the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the maximum number, the price, or kind of shares subject to this Plan or which may be or have been awarded to any Participant. Such adjustment shall be conclusive and binding for all purposes of this Plan.

8.   Miscellaneous Provisions

     (a) Misconduct. If the Committee determines that a present or former employee has (1) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, or (2) breached any contract with or violated any fiduciary obligation to the Company, or
(3) performed any other actions detrimental to the Company, that employee shall forfeit any outstanding or future rights under this Plan.

     (b) Rights of Shareholder. A Participant in this Plan shall have no rights as a holder of Common Stock with respect to awards hereunder, unless and until ownership of Common Stock is actually effected.

     (c) Assignment or Transfer. Unless the Committee shall specifically determine otherwise, no award under this Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution.

     (d) Agreements. All awards granted under this Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with this Plan) as the Committee shall approve.

     (e) Requirements for Transfer. No share of Common Stock shall be issued or transferred under this Plan until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Common Stock made to any Participant upon such Participant's written undertaking to comply with such restrictions on his or her subsequent disposition of such shares as the Committee or the Company shall deem necessary or advisable as a result of any applicable law, regulation, or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

     (f) Withholding Taxes. The Company shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock or upon exercise of stock options, to require the payment (through withholding from the Participant's salary or otherwise) of any such taxes. The obligations of the Company to make delivery of awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

     (g) No Rights to Awards. No employee or other person shall have any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries.

     (h) Costs and Expenses. The costs and expenses of administering this Plan shall be borne by the Company and not charged to any award nor to any employee receiving an award.

     (i) Funding of Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under this Plan.

9.   Effective Date, Amendments, Termination, Compliance with
     Section 162(m), and Change of Control

     (a) Effective Date. This Plan shall become effective on the date it is approved by the Company's shareholders.

     (b) Amendments. The Committee may at any time terminate or from time to time amend this Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under this Plan.

          Unless the shareholders of the Company shall have first approved thereof, no amendment of this Plan shall be effective which would increase the maximum number of shares of the Company's Common Stock which may be delivered under this Plan or to any one individual, except to the extent such amendment is made pursuant to Section 7 hereof, or extend the maximum period during which awards may be granted under this Plan.

          With the consent of the employee affected, the Committee may amend outstanding agreements evidencing awards under this Plan in a manner not inconsistent with the terms of this Plan.

     (c) Termination. No awards of stock options, restricted stock, performance units, incentive stock options, stock appreciation rights, or other stock-based awards, shall be made under this Plan more than ten (10) years after the date this Plan is adopted.

     (d)  Compliance with Section 162(m).  With respect to employees subject to Section 162(m) of the Internal Revenue Code, transactions under this Plan are intended to avoid loss of the deduction referred to in paragraph (1) of Section 162(m). Anything in this Plan or elsewhere to the
contrary notwithstanding   ,     to the extent any provision of this Plan or
action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

Retirement, Disability Retirement, or Death. In the event of the retirement or disability retirement of a holder of stock options, such options shall vest immediately and shall be exercisable during the remaining term of the options or up to three (3) years, whichever is less. In the event of death, vesting shall be 100% immediately and the individual's beneficiary shall have one (1) year from the date of death to exercise the option. In the event of the death, retirement, or disability retirement of a holder of performance units or other awards, such awards shall be payable at the end of the award period in proportion to the service of the Participant during such period. Generally, if any option plan Participant shall cease to be an employee for any reason other than death, retirement, or disability retirement, the Participant's rights to any award shall terminate three (3) months from the date employment ends or the end of the option period, whichever occurs first.

     (e) Change of Control. Each outstanding Stock Option or other stock-based award shall become immediately and fully exercisable for a period of six (6) months following the date of the following occurrences, each constituting a "Change of Control":

          (1)  If any person (including a group as defined in Section
13(d)(3) of the Securities Exchange Act of 1934   )     becomes directly or
indirectly the beneficial owner of 20% or more of the shares of the Company entitled to vote for the election of directors;

          (2) As a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Company's Board of Directors; or

          (3) The stockholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Company occurs.

                                   [MAP]

                                  APPENDIX



Map on back cover shows general area, specific street and specific building where shareholders meeting will take place.

SOUTHEASTERN                                     This Proxy is Solicited by
MICHIGAN GAS ENTERPRISES, INC.                   the Board of Directors
405 Water Street, Port Huron, MI  48060

The undersigned hereby appoints George C. Noble and Steven W. Warsinske, or either one of them, with power of substitution in each, proxies to vote, as designated on the reverse side, all of the undersigned's shares of Common Stock of SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC. at the Annual Meeting of Shareholders to be held on April 15, 1997, and any and all adjournments thereof.

Please date, sign exactly as name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are held jointly, both owners must sign.

                                   Dated____________________________, 1997


                                   _______________________________________
                                                  Signature

                                   _______________________________________
                                                  Signature

                                             (Continued on the other side)

          Properly executed proxies will be voted as marked and,
           if not marked, will be voted FOR all of the nominees
                      and for proposals 2,  3 and 4.

1.   Election of Directors -- (Check Only One Box)

     A.  For all nominees. [  ]      B.  For no nominees. [  ]
     C.   For all nominees except names crossed out. [  ]

John T. Ferris   Michael O. Frazer   Frederick S. Moore   Edith A. Stotler

2.   To approve a change in the Company's name to SEMCO Energy, Inc.

     [ ] FOR             [ ] AGAINST           [ ] ABSTAIN

3.   To approve the Long-Term Incentive Plan.

     [ ] FOR             [ ] AGAINST           [ ] ABSTAIN

4. To authorize the class of Preference Stock composed of 3,000,000 shares.

     [ ] FOR             [ ] AGAINST           [ ] ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

                  (To be Dated and Signed on Other Side)